Exhibit 1

JOINT FILING AGREEMENT OF
AMPERSAND 2006 LIMITED PARTNERSHIP
AMP-06 MANAGEMENT COMPANY LIMITED PARTNERSHIP AND
AMP-06 MC LLC

           The undersigned persons agree and consent pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, as of the date set forth below, to the joint filing on their behalf of the Schedule 13D to which this Exhibit is attached, in connection with their beneficial ownership of the common stock of Marina Biotech, Inc. at July 21, 2010 and agree that such statement is filed on behalf of each of them.

AMPERSAND 2006 LIMITED PARTNERSHIP

By: AMP-06 Management Company Limited Partnership, its General Partner

Dated: August 2, 2010	/s/ Richard A. Charpie
By: Richard A. Charpie, Principal Managing Member

AMP-06 MANAGEMENT COMPANY LIMITED PARTNERSHIP

By: AMP-06 MC LLC, its General Partner

Dated: August 2, 2010	/s/ Richard A. Charpie
By: Richard A. Charpie, Principal Managing Member

AMP-06 MC, LLC

Dated: August 2, 2010	/s/ Richard A. Charpie
By: Richard A. Charpie, Principal Managing Member